                                 Exhibit 23.2

                        CONSENT OF SWEENEY, GATES & CO.


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:  Empire Financial Holding Company
          Amendment No. 3 to Registration Statement on Form S-1
          SEC File No. 333-86365



We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of our report dated February 19, 1999, relating to the consolidated financial statements of the Company.

We also consent to the reference to our firm under the caption "Experts" in the prospectus.


                                    /s/ Sweeney, Gates & Co.

                                    Sweeney, Gates & Co.

Fort Lauderdale, Florida
August 24, 2000